                                                                EXHIBIT 10.10

                  INTERSTATE HOTELS CORPORATION AND AFFILIATES
                           EXECUTIVE RETIREMENT PLAN

                            AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1996

                                    PREAMBLE

                  WHEREAS, the Employers (as hereinafter defined) adopted the Interstate Hotels Corporation and Affiliates Executive Retirement Plan, effective July 1, 1990, for a select group of senior management personnel to ensure that the overall effectiveness of the Employers' executive compensation program would attract, retain and motivate qualified senior management personnel; and

                  WHEREAS, it is the purpose and desire of the Employers to allow Participants to defer a portion of their bonuses and to make other changes; and

                  WHEREAS, the Trust entered into in connection with the establishment of the Interstate Hotels Corporation and Affiliates Executive Retirement Plan shall continue in full force and effect pursuant to the applicable provisions of the amended and restated Interstate Hotels Corporation and Affiliates Executive Retirement Plan;

                  NOW THEREFORE, the Employers hereby amend and restate said Interstate Hotels Corporation and Affiliates Executive Retirement Plan, effective as of January 1, 1996, to read in its entirety as follows.

                                   ARTICLE I

                                  DEFINITIONS

                  Terms capitalized in this Plan shall be given the meanings in this Article unless a different meaning is clearly required by the context. Any terms herein used shall be read and construed in the feminine where they would so apply, and any terms used in the singular shall be read and construed in the plural if again so applicable.

1.1 "Account Balance" means the sum of Employer contributions made in accordance with Article IV on behalf of a participant and Participant contributions made in accordance with Article IV, plus the income earned on such amounts and less certain disbursements and expenses as determined in accordance with the terms of the Trust.

1.2 "Administrator" means the administrator which may be appointed by the Committee to perform administrative functions delegated to it by the Committee.

1.3 "Affiliate" means a corporation, trade or business which is, together with the Company, a member of a controlled group of corporations, a trade or business under common control, an affiliated service group within the meaning of Code Sections 414(b), (c) or (m) or any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

1.4 "Beneficiary" means the Participant's beneficiary or beneficiaries as provided under his life insurancepolicy.

1.5           "Cash Bonus" means the cash portion of the Participant's bonus;
              said bonus is determined by the Company's Board of Directors or the Compensation Committee, which is a subcommittee of the Board of Directors.

1.6 "Committee" means the Administrative Committee appointed by the Board of Directors of the Company to administer the Plan.

1.7 "Company" means Interstate Hotels Corporation and any successor thereto.

1.8 "Compete" means to (a) directly or indirectly, within the Territory, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, limited liability company, proprietorship, firm, association, or other business entity or person that is engaged in any business which is competitive with the Hotel Business on the date of the Participant's termination; or (b) directly or indirectly own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, limited liability company, proprietorship, firm, association, or other business entity or person that is engaged in any business which is competitive with the Insurance Business without regard to geographic location on the date of the Participant's termination. For purposes of this definition:

              (a) "Territory" means any area in the United States, or any area worldwide within 50 miles of any hotel that the Employer provides hotel management services to at the time of the Participant's termination;

              (b) "Hotel Business" means any business which provides hotel management services to a hotel owner with respect to any hotel; and

              (c) "Insurance Business" means any business, without regard to geographic location, providing insurance for any hotel or providing re-insurance with respect to any hotel.

1.9 "Deferral Participant" means any senior management employee of an Employer who meets the eligibility requirements of Article II and is designated and approved as a Deferral Participant as set forth in Article II. The Employer shall not make Contributions in accordance with Sections 4.1 or 4.2 on behalf of a Deferral Participant; and a Deferral Participant shall be entitled to make Participant Contributions under Section 4.3.

1.10 "Earnings" means the Participant's base salary. For the year in which an employee becomes a Participant, Earnings


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                                        - 3 -

              for purposes of this Plan means the portion of the employee's base salary earned between the time he became a Participant and December 31.

1.11 "Employer" means the Company; Continental Design and Supplies Company, LLC; Crossroads Hospitality Company, LLC; Colony Hotels and Resorts Company; Interstate Hotels Company; and any other Affiliate that is designated by the Board of Directors of the Company as an Employer.

1.12 "Full Participant" means any senior management employee of an Employer who meets the eligibility requirements of Article II and is designated and approved as a Full Participant as set forth in
              Article II. The Employer shall make Regular Employer Contributions in accordance with Section 4.1 and may make Discretionary Employer Contributions in accordance with Section
              4.2 on behalf of a Full Participant, and a Full Participant shall be entitled to make Participant Contributions under Section 4.3.

1.13          "Participant" means any Full Participant or Deferral Participant.

1.14 "Plan" means the Interstate Hotels Corporation and Affiliates Executive Retirement Plan, as the same may be amended from time to time.

1.15          "Plan Benefit" means a Participant's vested Account Balance.

1.16          "President" means the President of the Company.

1.17 "Retirement Date" means a Participant's Normal Retirement Date, Early Retirement Date or Postponed Retirement Date as defined in
              Article III of the Plan.

1.18 "Trust" means the trust to which contributions under this Plan may be paid.

1.19 "Valuation Date" means the last day of any calendar year or at such other times as may be determined by the Committee.

1.20 "Years of Service" means each 12 consecutive month period ending on an anniversary of a Participant's date of hire or rehire, whichever is applicable, in which the Participant performs at least 1,000 hours of service for, and remains continuously employed by, an Employer, and all such subsequent 12 consecutive month periods. Notwithstanding the foregoing, the President may, in his sole discretion by written instrument, include within the Years of Service of a Participant, such additional service as he may choose to grant to any Participant.

                                   ARTICLE II
                           ELIGIBILITY TO PARTICIPATE

                  A senior management employee of an Employer holding the job classification of Vice President or above is eligible to become a Full Participant or a Deferral Participant in the Plan; provided such employee is designated as a Full Participant or a Deferral Participant by the Committee in writing and such designation is approved in writing by the President. A factor to be taken into the Committee's consideration in designating any Participant is that it is the Employers' intention that this Plan be a Top Hat Plan, defined as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as provided in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time. Once designated as a Full Participant or a Deferral Participant, a Participant remains designated as such until the earliest of (1) the termination of the Participant's employment; (2) a determination by the Committee that the Participant is no longer eligible to be a Participant; or (3) a redesignation by the Committee of a Full Participant to a Deferral Participant or a Deferral Participant to a Full Participant and approval of such redesignation in writing by the President. A terminated employee who is rehired shall be treated as a new employee for all purposes under this Plan unless the Committee, in its sole discretion, decides otherwise.

                                  ARTICLE III
                            ELIGIBILITY FOR BENEFITS

3.1 ELIGIBILITY. Each Participant is eligible to retire from an Employer and receive a benefit under the Plan beginning on any one of the following dates:

              (a) "Normal Retirement Date," which is the first day of the month coincident with or next following the Participant's 65th birthday;

              (b) "Early Retirement Date," which is the first day of any month coincident with or next following the month in which the Participant reaches age 55 with his age plus Years of Service equaling 75 or more; or

              (c) "Postponed Retirement Date," which is the first day of the month coincident with or next following the Participant's termination of employment with an Employer after his Normal Retirement Date.

3.2 RETIREMENT. The Plan Benefit of a Participant who attains a Retirement Date shall be his vested Account Balance as of the first Valuation Date following his Retirement Date. A Participant's Plan Benefit shall become fully vested upon attainment of his earliest Retirement Date. Such Plan Benefit shall be payable in accordance with Article V.

3.3 LONG-TERM DISABILITY. In the event a Participant becomes eligible for long-term disability benefits under the Interstate Hotels Corporation Long Term Disability Plan (G-52748) or any successor thereto, he shall be deemed fully vested in his Account Balance, and his Plan Benefit shall be calculated as of the first Valuation Date following such occurrence and payable in accordance with Article V.

3.4 DEATH PRIOR TO TERMINATION OF EMPLOYMENT. If a Participant dies prior to termination of employment with an Employer, he shall be deemed fully vested in his Account Balance and his Beneficiary shall be entitled to receive his Plan Benefit, calculated as of the first Valuation Date following such death and payable in accordance with Article V.

3.5 TERMINATION OF EMPLOYMENT. A Participant is always vested in his Plan Benefits attributable to Participant contributions made pursuant to Section 4.3 and, upon termination of employment, shall be entitled to receive the value of his Account Balance attributable to Participant contributions made pursuant to Section 4.3, calculated as of the first Valuation Date following his termination, payable in accordance with Article V. If a Participant's employment with an Employer is terminated for reasons other than retirement pursuant to Section 3.2, long-term disability pursuant to Section 3.3, or death pursuant to Section 3.4 prior to his becoming vested in his Employer contributions in accordance with Sections 6.1 and 6.2, neither the Participant nor his Beneficiary nor any other person shall have a right to any Plan Benefit attributable to such Employer contributions. Instead, such Participant's nonvested Plan Benefits shall be forfeited. A Participant whose employment with an Employer terminates after the Participant is partially or fully vested shall be entitled to receive the value of the vested portion of his Account Balance attributable to Employer contributions made pursuant to Sections 4.1 and 4.2, calculated as of the first Valuation Date following the one-year anniversary of his termination, payable in accordance with Article V, unless he Competes with an Employer before the one-year anniversary of his termination, in which case such Plan Benefits shall be forfeited, or his Plan Benefits attributable to Employer contributions are forfeited pursuant to Section 3.6.

3.6 FORFEITURE OF PLAN BENEFITS FOR CAUSE. Notwithstanding any other provisions of this Plan to the contrary, the right of any Participant, former Participant or Beneficiary of either to receive or to have paid to any other person, and the right of any such other person to receive any benefits hereunder, shall be forfeited, if such Participant's employment with the Employer is terminated for willful, deliberate or gross misconduct as determined by the Employer or the Committee in its sole discretion; or if such Participant's employment with the Employer is terminated because of or the Participant is discovered within one year of his termination, to have engaged in fraud, embezzlement, dishonesty against the Employer, obtaining funds or property under false pretenses, or any other action that is materially injurious to the Employer, as determined by the Employer or the Committee in its sole discretion.

                                   ARTICLE IV

                                 CONTRIBUTIONS

4.1 REGULAR EMPLOYER CONTRIBUTIONS. Each calendar year, each Employer shall contribute eight percent of the Earnings of each Full Participant who is employed by an Employer as of December 31 of that calendar year to the Trust. For any calendar year, such contribution shall be calculated and paid into the Trust by February 15 of the succeeding year.

4.2 DISCRETIONARY EMPLOYER CONTRIBUTIONS. Each calendar year, an Employer may make a discretionary contribution on behalf of any of its Full Participants who are employed by an Employer as of December 31 of that calendar year, in an amount determined by the President based on the Company's net increase in earnings per share (Exhibit A), but in no event greater than five percent of such Full Participant's Earnings. If such contribution is made for any calendar year, it shall be calculated and paid into the Trust by February 15 of the succeeding year. For purposes of this Plan, the term "earnings per share" shall mean the earnings per share of the Company's stock, and the term "net increase in earnings per share" shall mean the increase, if any, in the earnings per share of the Company's stock over the prior year's.

4.3 PARTICIPANT CONTRIBUTIONS. On or before December 31 of any calendar year, each Deferral Participant or Full Participant may elect to have the payment of a portion of his Cash Bonus for that year, up to a percentage or in an amount determined by the Company's Board of Directors or Compensation Committee no later than the date the Board or Compensation Committee declares the bonuses for the year, deferred until payable to the Participant or Beneficiary pursuant to Article V. The election shall be irrevocable and shall be made on a form prescribed by the Committee. The election shall apply only to that calendar year. If a Participant has not made an election, the Cash Bonus paid to him for that year shall be paid in accordance with the Employer's normal payroll practices.

                                   ARTICLE V
                       FORM AND COMMENCEMENT OF BENEFITS

5.1 FORM OF BENEFITS. Plan Benefits payable to a Participant or Beneficiary pursuant to Article III will be paid in a lump sum.

5.2 COMMENCEMENT OF BENEFITS. A Plan Benefit payable to a Participant pursuant to Section 3.2 will be made as soon as practicable after the first Valuation Date following the Participant's date of termination of employment with an Employer. A Plan Benefit payable to a Beneficiary pursuant to Sections 3.3 or 3.4 will be made on the first day of the month coincident with or next following the first Valuation Date occurring after the Participant's long-term disability or death as the case may be. A Plan Benefit attributable to Participant contributions payable to a Participant pursuant to Section 3.5 will be made as soon as practicable after the first Valuation Date following the Participant's date of termination of employment with an Employer. A Plan Benefit attributable to Employer contributions payable to a Participant pursuant to Section 3.5 that has not been forfeited will be made as soon as practicable after the first Valuation Date occurring after the one-year anniversary of the Participant's termination of employment, unless the Committee determines in its sole discretion that a Plan Benefit is payable earlier. A Plan Benefit payable under Section 7.2 will be made as soon as practicable after the first Valuation Date coincident with or following Plan termination. All benefit payments are subject to the provisions of the Trust.

5.3 EMERGENCY WITHDRAWALS. Early payment of Plan Benefits is allowed in the case of an unforeseeable emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Committee will determine, based on all the facts and circumstances, whether a situation constitutes an unforeseeable emergency. Emergency withdrawals will not be allowed to the extent that such hardship is or may be relieved
              (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidating the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (3) by cessation of Participant contributions in accordance with Section 4.3. Any emergency withdrawal is limited to the amount necessary to meet the emergency.

5.4 REDUCTION IN PLAN BENEFIT. Notwithstanding anything herein to the contrary, any Plan Benefit to which a Participant is otherwise entitled under the terms of the Plan shall be reduced in an amount sufficient to offset any loan or other amount owed by the Participant to an Employer, as determined in the sole discretion of the Employer or the Committee.

                                   ARTICLE VI
                                    VESTING

6.1 REGULAR EMPLOYER CONTRIBUTIONS. A Participant shall become vested in the portion of his Account Balance attributable to regular Employer contributions made to his account and earnings thereon after he has completed five Years of Service.

6.2 DISCRETIONARY EMPLOYER CONTRIBUTIONS. Discretionary contributions made in accordance with Section 4.2 and earnings thereon shall become vested in accordance with the following schedule.

             YEARS CONTRIBUTION IS IN PLAN           PERCENT VESTED
             -----------------------------           --------------
                    Less than 1 year
                           0
                           1                                20
                           2                                40
                           3                                60
                           4                                80
                    5 or more years                        100

6.3 PARTICIPANT CONTRIBUTIONS. The portion of the Account Balance attributable to Participant contributions shall at all times be fully vested.

6.4 EARLY VESTING. Vesting of a Participant's Account Balance, and contribution of such benefit to the Plan, may be accelerated by an Employer in order to facilitate any offer of early retirement that the Employer may make to a Participant.

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION

7.1 AMENDMENT OR TERMINATION. The Employers intend the Plan to be permanent but each Employer reserves the right to terminate the Plan as it applies to such Employer and the Participants it employs, and the Company reserves the right to amend or terminate the Plan in whole or in part when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Company (or the Board of Directors of an Employer, in the case of a termination relating to such Employer) and shall be effective as of the date specified in such resolution. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or Beneficiary of all or any portion of any Plan Benefit.

7.2 TERMINATION BENEFIT. In the case of a Plan termination, each Participant who is employed or receiving benefits under the Interstate Hotels Corporation Long Term Disability Plan on the termination date shall become fully vested in his Account Balance as of the termination date. Such accrued Plan Benefit shall be calculated as of the first Valuation Date coincident with or following Plan termination. Payment of a Participant's Plan Benefit shall not be dependent upon his continuation of employment with an Employer following the Plan termination date, and such Plan Benefit shall become payable at the date for commencement of payment of a Plan Benefit pursuant to the terms of Section 5.2 above.

7.3 CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Sections 7.1 and 7.2.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1 NO EFFECT ON EMPLOYMENT RIGHTS. Nothing contained herein will confer upon any Participant the right to be retained in the service of an Employer nor limit the right of an Employer to discharge or otherwise deal with Participants without regard to the existence of the Plan.

8.2 UNFUNDED OBLIGATION. The Employers have formed this Plan as a single plan for administrative convenience only. Plan Benefits payable to a Participant hereunder shall be payable only by the Employer by which such Participant was employed at the time such benefits accrued hereunder. No Participant shall have any rights, as a general creditor or otherwise, against any other Employer. The benefits offered hereunder shall constitute nothing more than an unsecured promise by each Employer to pay Plan Benefits accrued by Participants while such Participants are employed by such Employer. No provision shall at any time be made with respect to segregating any assets of an Employer for payment of any benefits hereunder, other than the establishment of the Trust. No Participant, Beneficiary or any other person shall have any interest in any particular assets of an Employer by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of an Employer with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by any Employer or any other entity or person that the assets of the Employer will be sufficient to pay any benefit hereunder. It is the Employers' intention that this Plan be a Top Hat Plan, defined as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as provided in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time. The Employers may establish and fund one or more trusts for the purpose of paying some or all of the benefits promised to Participants and Beneficiaries under the Plan; provided, however, that (i) any such trust(s) shall at all times be subject to the claims of the Employers' general creditors in the event of the insolvency or bankruptcy of the Employers, and (ii) notwithstanding the creation or funding of any such trust(s), the Employers shall remain primarily liable for any obligation hereunder. Notwithstanding the establishment of any such trust(s), the Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of any such trust or of the Employers. All Plan Benefits and all expenses of the Plan and the Trust shall be paid, at the direction of the Committee, either directly by the Employers or from the Trust.

8.3 SPENDTHRIFT PROVISION. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and an Employer shall not be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person entitled to any benefit under the Plan.

8.4 ADMINISTRATION. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee shall have full authority and discretion to construe and interpret the Plan and to decide any questions arising in connection with the operation and administration of the Plan. The interpretation and construction by the

              Committee of any provisions of the Plan and the Committee's exercise of any discretion granted under the Plan shall be final and binding. The Committee shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee with respect to the Plan. The Committee is authorized to delegate any or all of its responsibilities to the Administrator.

8.5 DISCLOSURE. Each Participant shall receive a copy of the Plan and the Committee will make available for inspection by any Participant or Beneficiary a copy of the rules and regulations used by the Committee in administering the Plan.

8.6 STATE LAW. The Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended, and valid regulations published thereunder.

8.7 INCAPACITY OF RECIPIENT. In the event a Participant or Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate. Except as provided hereinabove, when the Committee in its sole discretion, determines that a Participant or Beneficiary is unable to manage his financial affairs, the Committee may direct an Employer to make distributions to any person for the benefit of such Participant or Beneficiary. All payments made under this Section 8.7 shall be in full discharge of the Employers' obligations under this Plan to the extent of the payments made.

8.8 UNCLAIMED BENEFIT. Each Participant shall keep the Committee informed of his current address. The Committee shall no be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which any payment of the Participant's Plan Benefit may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, whichever occurs first, the Committee is unable to locate any Beneficiary of the Participant, the Participant's Plan Benefit shall be forfeited and the amount equal to the Participant's Plan Benefit shall be returned to the Company.

8.9 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee, officer, director or agent of the Company or an Employer or as a member of the Committee shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

8.10          CLAIMS PROCEDURE.

              (a) In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Committee shall provide to the claimant, within 90 days after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

                      (i)  The specific reason or reasons for the denial;

                      (ii) Specific references to the pertinent Plan provisions
                           on which the denial is based;

                      (iii)A description of any additional material or
                           information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

                      (iv)  An explanation of the Plan's claims procedure.

              (b) Within 60 days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Committee for a full and fair review. The claimant or his duly authorized representative:

                        (i) May request a review upon written notice to the Committee;

                       (ii)        May review pertinent documents; and

                      (iii)        May submit issues and comments in writing.

              (c) A decision by the Committee will be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as possible, but in no event later than 120 days after such receipt. The Committee's decision on review shall be in writing and include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

8.11 ARBITRATION. All controversies or claims arising out of or relating to this Plan (including the question whether any particular matter is arbitrable hereunder), shall be settled by binding arbitration in the City of Pittsburgh in the State of Pennsylvania, in accordance with the Rules of the American Arbitration Association then in force. As a condition of the receipt of benefits under this Plan, all potential Participants and Beneficiaries shall abide by all awards rendered in such arbitration proceedings and all such awards may be filed by the prevailing party with a court having proper jurisdiction as a basis for judgment and the issuance of execution thereon. All costs of any such arbitration shall be shared equally by the parties and each party shall bear its own legal fees and expenses in connection therewith.

IN WITNESS WHEREOF, this Amended and Restated Interstate Hotels Corporation
and Affiliates Executive Retirement Plan has been executed this        day
of               , 1996.

                                   INTERSTATE HOTELS CORPORATION


                                   By __________________________________________
                                                       (Name)


                                      ------------------------------------------
                                                       (Title)

                                   By __________________________________________
                                                       Attest


                                   CONTINENTAL DESIGN AND SUPPLIES COMPANY, LLC


                                   By __________________________________________
                                                       (Name)


                                      ------------------------------------------
                                                       (Title)

                                   By __________________________________________
                                                       Attest


                                   CROSSROADS HOSPITALITY COMPANY, LLC


                                   By __________________________________________
                                                       (Name)


                                      ------------------------------------------
                                                       (Title)

                                   By __________________________________________
                                                       Attest

                                   COLONY HOTELS AND RESORTS COMPANY


                                   By _______________________________________
                                                      (Name)


                                      ---------------------------------------
                                                      (Title)

                                   By _______________________________________
                                                      Attest


                                   INTERSTATE HOTELS COMPANY


                                   By _______________________________________
                                                      (Name)


                                      ---------------------------------------
                                                      (Title)

                                   By _______________________________________
                                                      Attest

                                   EXHIBIT A

                           EXECUTIVE RETIREMENT PLAN
                           SCHEDULE OF DISCRETIONARY
                             CONTRIBUTIONS BASED ON
                       NET INCREASE IN EARNINGS PER SHARE

                                                   DISCRETIONARY CONTRIBUTION
INCREASE PERCENTAGE                                        PERCENTAGE
- -------------------                                        ----------
less than 13%                                                  0%

13 to 16%                                                      1%

16 to 19%                                                      2%

19 to 22%                                                      3%

22 to 25%                                                      4%

over 25%                                                       5%